Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
J. C. Penney Company, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-33343-99, 333-62066-99, 333-125356, 333-159349, 333-182825, 333-196151, 333-208059, 333-211539, 333-211540, 333-225288, 333-225965, 333-236964, and 333-236969) and Form S-3 (No. 333-211536-01) of J. C. Penney Company, Inc. of our reports dated March 20, 2020, with respect to the consolidated balance sheets of J. C. Penney Company, Inc. as of February 1, 2020 and February 2, 2019, the related consolidated statements of operations, comprehensive income/(loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended February 1, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of February 1, 2020, which reports appear in the February 1, 2020 annual report on Form 10‑K of J. C. Penney Company, Inc.
Our report refers to a change in accounting method as of February 3, 2019 for the adoption of Financial Accounting Standards Board’s Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), as amended.

/s/ KPMG LLP

Dallas, Texas
March 20, 2020